                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12



                                     BDM INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                                       BDM INTERNATIONAL, INC.
                                                       1501 BDM WAY
                                                       McLEAN, VA 22102-3204

                                                                  April 11, 1997

Dear Shareholder:

    On behalf of the Board of Directors and management of BDM International, Inc., I cordially invite you to attend the Annual Meeting of Shareholders on Friday, May 9, 1997, at 10:00 A.M. The Annual Meeting will be held in the Company's Conference Center at its offices at 1501 BDM Way, McLean, Virginia.

    At the meeting, we will report on important activities and accomplishments of the Company, including a review of 1996 financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on your Company and its activities. You will also have an opportunity to meet your directors and other executives of the Company.

    The meeting will also be devoted to the election of ten directors, approval of the 1997 Stock Option Plan, approval of an increase in the authorized number of shares of the Company, approval of Coopers & Lybrand as the independent accountants for 1997 and consideration of other business matters properly brought before the meeting.

    It is important that your shares be represented at the meeting whether or not you plan to attend. You can be sure your shares are voted at the meeting in accordance with your preference by promptly completing, signing and returning your proxy form in the enclosed envelope.

                                          Sincerely,

                                          Philip A. Odeen
                                          President

[Graphic]


                         NOTICE OF 1997 ANNUAL MEETING
                                OF SHAREHOLDERS

To the Shareholders of BDM International, Inc.:

    The 1997 Annual Meeting of Shareholders of BDM International, Inc. will be held in the Company's Conference Center at 1501 BDM Way, McLean, Virginia, on Friday, May 9, 1997, at 10:00 A.M. to consider and act on the following matters:

        1. Election of ten directors for the ensuing year;

        2. Approval of the 1997 Stock Option Plan;

        3. Approval of an increase in the authorized number of shares of the Company;

        4. Approval of the appointment of independent accountants for 1997; and

        5. Any other matters which may properly come before the meeting.

    Shareholders of record at the close of business on March 31, 1997, are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          John F. McCabe
                                          Secretary

April 11, 1997
YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON OR BY PROXY.

                            BDM INTERNATIONAL, INC.
                                  1501 BDM WAY
                             MCLEAN, VIRGINIA 22102

                                                                  April 11, 1997

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BDM International, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on Friday, May 9, 1997, in the Company's Conference Center at 1501 BDM Way, McLean, Virginia, and any adjournments thereof. You can ensure that your shares are voted at the meeting by signing and returning the enclosed proxy form in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote. A shareholder who gives a proxy may revoke it at any time before the Annual Meeting by delivering to the Company a signed proxy bearing a later date or by voting in person at the Annual Meeting.

    The 1996 Annual Report to Shareholders, including financial statements for the year, is being mailed to shareholders with this Proxy Statement and proxy card on or about April 11, 1997.

                               VOTING SECURITIES


    The Board of Directors has fixed the close of business on March 31, 1997 as the record date for this annual meeting, and shareholders of record on the record date are entitled to notice of and to vote at the meeting. The voting securities of the Company consist of its Common Stock, of which 29,040,307 shares were outstanding on March 31, 1997. All share amounts given in this Proxy Statement reflect the two-for-one stock split which was declared by the Board of Directors on February 21, 1997, and paid on March 20, 1997 to shareholders of record as of the close of business on March 6, 1997. For all matters, each share of Common Stock outstanding on the record date will be entitled to one vote.


                           VOTE REQUIRED FOR APPROVAL

    If a quorum, consisting of a majority of the shares of Common Stock issued and outstanding, is present, the ten nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected as director. Shares with respect to which authority to vote for any nominee or nominees is withheld will not be counted in the total number of shares voted for such nominee or nominees. Thus, those ten nominees receiving the highest number of votes will be elected, regardless of the number of shares that are not voted for the election of such nominees. All other matters require for approval a majority of the votes of the shares present at the meeting in person or by proxy. Shares of Common Stock whose holders either are present in person at the Annual Meeting but not voting, or have submitted proxies with respect to which authority to vote has been withheld, will be treated as present at the Annual Meeting only for the presence or absence of a quorum for the transaction of business and will be disregarded in determining the votes cast on matters presented for the vote of shareholders.

                             ELECTION OF DIRECTORS

    Ten directors are to be elected at the meeting, each to serve until the next Annual Meeting of Shareholders and until the director's successor is elected and qualified. It is intended that shares represented by valid proxies in the accompanying form will be voted for the election of the nominees named in the following pages, unless a contrary direction is indicated. All of the nominees are members of the present Board of Directors.

    The Board of Directors knows of no reason why any nominee for director may be unable to continue to serve as a director. If any nominee should be unable to serve for any reason, the shares represented by all valid proxies will be voted for the election of such other person as the Board may recommend in his place, or the Board may reduce the number of directors to eliminate the vacancy.

                       NOMINEES FOR ELECTION AS DIRECTORS

    The following is certain information regarding the ten director nominees proposed for election, including their ages; positions with the Company; and period of service as a director of the Company.

Dr. Jeanette Grasselli Brown      68      DIRECTOR

    Dr. Brown has served as a Director of the Company since May 1995. She is also a member of the Compensation Committee. Dr. Brown is a member of the Ohio Board of Regents. She was a Distinguished Visiting Professor and Director of Research Enhancement at Ohio University from 1989-1995. From 1950 until her retirement in 1988, she was employed by BP America (formerly The Standard Oil Company) in various research positions. She retired as director of corporate research, environmental and analytical sciences. She is a member of the Board of Directors of AGA Gas, Inc., The BF Goodrich Company, McDonald & Company Investments and USX Corporation.

Frank C. Carlucci      66      CHAIRMAN AND DIRECTOR

    Mr. Carlucci has served as Chairman of the Board of Directors of the Company since October 1990. He is also a member of the Executive and Nominating Committees and Chairman of the Compensation Committee. Mr. Carlucci has been Chairman of the Board and a Managing Director of The Carlyle Group, L. P. ("Carlyle"), a Washington, D.C.-based private merchant bank, since 1993 and served as Vice Chairman of Carlyle from 1989 to 1993. Mr. Carlucci served as U.S. Secretary of Defense from 1987 to 1989 and has served in a number of other government positions, including Ambassador to Portugal, Deputy Secretary of Defense and Assistant to the President for National Security Affairs.

    Mr. Carlucci presently serves on the Board of Directors of Ashland Oil, Inc., General Dynamics Corporation, Kaman Corporation, Neurogen Corporation, Northern Telecom, Ltd., The Quaker Oats Company, SunResorts, Ltd., N.V., Texas Biotechnology Corporation, Pharmacia & Upjohn, Inc. and Westinghouse Electric Corporation. He also presently serves on the Board of Directors of several privately-held companies controlled by Carlyle.

William E. Conway, Jr.      47      VICE CHAIRMAN AND DIRECTOR

    Mr. Conway has served as Vice Chairman of the Board of Directors of the Company since October 1990. He is Chairman of the Audit and Ethics Committee and a member of the Executive and Compensation Committees. Mr. Conway has been a Managing Director of Carlyle since 1987. Mr. Conway presently serves on the Board of Directors of GTS Duratek Inc., Nextel Communications, Inc., Tracor, Inc. and of several privately-held companies controlled by Carlyle.

Phillip R. Cox      50      DIRECTOR

    Mr. Cox has served as a Director of the Company since July 1996. Since 1973, Mr. Cox has been President and Chief Executive of Cox Financial Corporation, a financial investment and consulting firm. He is a member of the Board of Directors of Cincinnati Bell, CINergy Corporation, The Federal Reserve Bank, PNC Bank and The Touchstone Mutual Funds.

Neil Goldschmidt      56      DIRECTOR

    Mr. Goldschmidt has served as a Director of the Company since July 1993. He is also a member of the Nominating Committee. Mr. Goldschmidt is currently President of Neil Goldschmidt, Inc., a company focusing on strategic planning and problem solving for national and international businesses. From 1987 to 1991, Mr. Goldschmidt was Governor of Oregon. From 1981 to 1986, he served as Vice President of Nike International and President of Nike Canada. Mr. Goldschmidt served as Secretary of Transportation from 1979 to 1981 and as Mayor of Portland, Oregon from 1972 to 1979. He is a member of the Board of Directors of Analogy, Inc. and the Claremont Technology Group.

Walther Leisler Kiep      71      DIRECTOR

    Mr. Kiep has served as a Director of the Company since January 1995. Mr. Kiep has been General Partner of Gradmann & Holler, an insurance brokerage firm based in Stuttgart, Germany, since 1968. He is currently Chairman of the Supervisory Board of Industrieanlagen-Betriebsgesellschaft mit beschrankter Haftung (IABG) and Zeneca GmbH. He is a member of the Supervisory Board of Volkswagen AG, Glunz AG, CS-Interglass, AG, and Bau Assekuranz-Vermittlungs GmbH. He is a member of the Advisory Council of the Deutsche Bank AB, is Chairman of the International Advisory Board of Marsh & McLennan Companies and is a member of the International European Advisory Board of Fuji-Wolfensohn International.

Philip A. Odeen      61      PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

    Mr. Odeen has served as President and Chief Executive Officer of the Company and has been a Director since May 1992. He is Chairman of the Executive Committee. Mr. Odeen served with Coopers & Lybrand, an international auditing and consulting company, as Vice Chairman, Management Consulting Services from 1991 to 1992, and as Managing Partner from 1978 to 1991. Mr. Odeen has served in a number of government positions, including Director, Program Analysis, National Security Council, and Principal Deputy Assistant Secretary of Defense.

Thomas G. Ricks      44      DIRECTOR

    Mr. Ricks has served as a Director of the Company since December 1992. He is also a member of the Audit and Ethics Committee. Mr. Ricks has served as President and Chief Executive Officer of The University of Texas Investment Management Company since March 1, 1996. He served as Vice Chancellor for Asset Management for The University of Texas System from 1992 to 1996. From 1988 to 1992, he served as Executive Director of Finance and Private Investments for The University of Texas System. Mr. Ricks is a member of the Board of Directors of DTM Corporation and Newfield Exploration Co.

Dr. William E. Sweeney, Jr.      58     EXECUTIVE VICE PRESIDENT, CHAIRMAN OF
                                        BOARD, BDM EUROPE, BV, MANAGER AND
                                        CHAIRMAN OF THE MANAGEMENT BOARD, IABG
                                        AND DIRECTOR

    Dr. Sweeney has served as Executive Vice President and a Director of the Company since October 1990 and as Chairman of the Board of BDM Europe BV and General Manager and Chairman of the Management Board of Industrieanlagen-Betriebsgesellschaft mbH (IABG) since 1993. Dr. Sweeney joined the Company in 1977 and has held a number of senior management positions.

Earle C. Williams      67      DIRECTOR

    Mr. Williams has served as a Director of the Company since October 1990. He is also a member of the Audit and Ethics and Nominating Committees. From 1972 until his retirement in 1992, Mr. Williams served as President and Chief Executive Officer of the Company. Mr. Williams is presently a member of the Board of Directors of GAMMA-A Technologies, Inc., GTS Duratek, Inc. and The Parsons Corporation.

    In addition to the foregoing, Messrs. Odeen, Carlucci, Conway and Kiep and Dr. Sweeney currently hold various positions with one or more subsidiaries of the Company.

    Your Board of Directors recommends a vote FOR the election of the ten director nominees named above.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Board of Directors of the Company met four times during 1996. Each director attended at least 75% of the aggregate number of Board meetings and meetings held by committees on which he served. The Board has four standing committees--Executive, Audit and Ethics, Compensation and Nominating. The Nominating Committee is composed of Messrs.Carlucci, Goldschmidt and Williams, and met once in 1996. The principal functions of the Nominating Committee are to review and determine the nominees for election as members of the Board of Directors; recommend candidates for approval of the Board to fill any vacancies in the Board; and evaluate the performance of each of the directors of the Company. The Committee considers suggestions from shareholders and other sources regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company.

    The Executive Committee, composed of Messrs. Carlucci, Conway and Odeen, did not meet in 1996, but took action on nine occasions by unanimous written consent. The Executive Committee may act, subject to certain limitations, on all matters concerning management of the business of the Company which may arise between scheduled Board of Directors meetings.

    The Audit and Ethics Committee, composed of Messrs. Conway, Ricks and Williams, met four times in 1996. The principal function of the Audit and Ethics Committee is to oversee the performance and review the scope of the audit performed by the Company's independent auditors. The Audit and Ethics Committee also reviews, among other things, the audit report and related findings and recommendations by the auditors and management's responses thereto, and the fees payable to the independent accountants for their services. Additionally, the Audit and Ethics Committee reviews and makes recommendations to the Board with respect to accounting matters, including financial reporting systems and internal accounting controls for the Company. In performing its duties, the Audit and Ethics Committee consults with the financial and accounting officers and the internal auditors of the Company, as well as the independent accountants.

    The Compensation Committee, composed of Messrs. Carlucci and Conway and Dr. Brown, met once in 1996, and took action on fifteen occasions by unanimous written consent. The principal functions of the Compensation Committee are to determine the compensation of the President and Chief Executive Officer of the Company, review the compensation of all officers of the Company and officers of subsidiaries at the position of Senior Vice President and above, determine the aggregate cash bonus awards to key employees, administer the 1990 Stock Option Plan ("1990 Plan") and 1994 Stock Option Plan ("1994 Plan") and select key employees who will receive stock option grants and determine the terms of those grants.

    Messrs. Carlucci and Conway and each director who was not an officer of the Company or any of its subsidiaries was paid a director's fee at an annual rate of $24,000, plus $1,000 per day or any portion of a day for attendance at meetings of the Board of Directors and any committees of the Board of Directors, and $250 per hour (travel time excluded) for consulting services outside of such meetings and for visits to the Company's offices or other locations on behalf of the Company for any special purpose, at the request of the President of the Company. Directors are reimbursed for out-of-pocket expenses incurred to attend such meetings and to make such visits.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Frank C. Carlucci, the Chairman and a Director of the Company, and William
E. Conway, Jr., Vice Chairman and a Director, are Managing Directors of Carlyle, which rendered financial advisory services to the Company during 1996.

    The Company has retained Carlyle to provide certain financial and investor-relations services, to assist management in evaluating corporate acquisition opportunities and financial strategies and to provide similar other services. In consideration of such services, the Company pays Carlyle an annual fee of $500,000 plus expenses, a portion of which is offset by the amount which ordinarily would be payable to Mr. Conway for services rendered in his capacity as Director of the Company. In addition, Carlyle serves as a financial advisor to the Company in connection with any acquisition, corporate reorganization, financing, stock offering or similar transaction by the Company, and has received fees commensurate with its services in connection with any such transaction. The Company paid Carlyle approximately $503,000, $506,000 and $505,000, for the provision of these services for the years ended December 31, 1996, 1995 and 1994, respectively.

    All future transactions (other than ordinary course transactions such as fixing salaries or awarding employee benefits) and loans between the Company and its directors, officers and principal shareholders will be ratified by a majority of the members of the Board of Directors not having any interest in the transactions and will be on terms believed to be no less favorable to the Company than those generally available from unaffiliated third parties.

                             1997 STOCK OPTION PLAN


    The Company intends to adopt, subject to obtaining shareholder approval, the 1997 Stock Option Plan (the "1997 Plan"), a copy of which is set forth in full as Exhibit A to this proxy statement. The following description is a summary of some, but not all, of the essential provisions of the 1997 Plan, and is qualified by reference to the full text of the 1997 Plan. The 1997 Plan provides for the grant to officers (approximately 110 individuals) and key employees of options to purchase up to 2,500,000 shares of Common Stock. Line management recommends on an annual basis "key employees" to receive stock options. Key employees are not limited to those employees in particular positions or categories, and the group of key employees who are granted options may vary from year to year. The average number of options granted to employees under existing stock option plans in each of the years 1994, 1995 and 1996 is 943,700 shares. The options granted under the 1997 Plan may either qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or, subject to the approval of the Compensation Committee, be non-qualified options. The 1997 Plan is designed to promote the interests of the Company and its shareholders by providing selected officers and key employees with additional incentive and opportunity to increase their proprietary interest in the Company, thereby increasing their personal interest in its continued progress and success. The purchase price of the shares of Common Stock covered by each option is determined in the discretion of the Compensation Committee, but, in the case of an incentive stock option, the price may not be less than 100% of the fair market value of Common Stock on the date the incentive option is granted. No consideration will be paid to the Company upon the grant of options. Unless otherwise provided in a non-qualified stock option agreement, options terminate ten years from the date of grant. The Board of Directors may suspend or terminate the 1997 Plan at any time and, subject to certain limitations, amend the 1997 Plan or any options granted thereunder, except that no amendment requiring shareholder approval under the provisions of
Section 422 of the Code and related regulations relating to incentive stock options will be effective without approval of the shareholders. On March 25, 1997, the fair market value (as defined in the 1997 Plan) of shares of Common Stock of the Company was $21.75 per share, or about $54,375,000 in the aggregate for the 2,500,000 shares of Common Stock subject to the 1997 Plan.

    The following table contains information on options granted in 1997 under the 1997 Plan subject to shareholder approval of the 1997 Plan:


                                                                                                  1997 PLAN
                                                                                           -----------------------
                                                                                              DOLLAR      NUMBER
                                                                                              VALUE      OF UNITS
                                                                                           ------------  ---------
Philip A. Odeen..........................................................................       --               0
C. Thomas Faulders, III..................................................................       --               0
William C. Hoover........................................................................       --               0
Helen M. Seltzer.........................................................................       --               0
Dr. William E. Sweeney, Jr...............................................................       --               0
Roy F. Woodle............................................................................       --               0
Current Executive Officers as a Group....................................................       --               0
Non-Executive Officer Directors..........................................................       --               0
Non-Executive Officer Employees..........................................................  $  6,453,420    291,680



    The following is a general description of federal income tax consequences related to non-qualified stock options and incentive stock options granted under the 1997 Plan.


NON-QUALIFIED OPTIONS


    No income will be realized by an optionee upon the grant of a non-qualified stock option under the 1997 Plan. Upon the exercise of a non-qualified stock option, an optionee will realize ordinary income, subject to withholding, in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. An optionee who is subject to "short swing" trading rules under Section 16 of the Exchange Act which apply to purchases and sales within any six-month period (i.e., an executive officer or director of the Company) will, unless the optionee elects otherwise within 30 days of exercise, recognize income at the earlier of (i) the time when the optionee is permitted to sell the Common Stock at a profit without being subject to suit under the Exchange Act, or (ii) the lapse of the six-month liability period. The income recognized will be the excess of the Common Stock's fair market value at such time over the option price, and any dividends the optionee receives on Common stock before that time will be taxable as compensation. The Company will be entitled to deduct as compensation the amount realized by the optionee as ordinary income in the same year as that amount is taxable to the optionee. If the Common Stock acquired upon exercise of the non-qualified stock option is later sold or exchanged, the difference between the sales price and the optionee's tax basis for such stock (generally the fair market value of the Common Stock on the date the optionee recognizes income from the exercise of the non-qualified stock option) will be taxable as a long-term or short-term capital gain or loss, depending upon the period the Common Stock was held. The holding period of Common Stock acquired on exercise of a non-qualified option will begin on the day after the day upon which income is recognized.


    If an optionee elects to utilize shares of Common Stock already owned by the optionee as payment for all or part of the purchase price of shares to be acquired upon the exercise of a non-qualified stock option, then, to the extent the number of shares acquired upon exercise of the non-qualified option does not exceed the number of already-owned shares exchanged, no gain or loss will be realized by the optionee on such exchange, the holding period of the shares received (for purposes of determining whether there is a long-term or short-term gain or loss upon a subsequent disposition of the shares) will include the holding period of the shares surrendered, and the tax basis of the shares received will equal the tax basis of the shares surrendered. If the number of shares acquired upon exercise of the non-qualified option exceeds the number of already-owned shares exchanged, the optionee will be taxed on the additional shares as described above, realizing ordinary income on the receipt of such additional shares in an amount equal to the fair market value of such additional shares less any cash paid for them. The holding period for such additional shares will commence on the day after the date the option is exercised or, in the case of optionees subject to Section 16(b) of the Exchange Act who do not elect otherwise, on the day after the earlier of (i) the date the six-month Section 16(b) liability period ends or (ii) the date when a sale of the shares will not subject the optionee to suit under Section 16(b).

INCENTIVE STOCK OPTIONS


    No income will be realized by an optionee upon either the grant or exercise of an incentive stock option under the 1997 Plan, provided that the optionee was an employee of the Company or a subsidiary of the Company for the entire period from the date of grant of the incentive stock option until thirty days (or such longer period permitted by the Plan) before the date of exercise. This is true whether the exercise price is paid in cash or by the tender of Common Stock in payment of the purchase price. However, the difference between the option price and the fair market value of the Common Stock at the time of exercise is includible in alternative minimum taxable income in calculating any alternative minimum tax liability. In the case of optionees subject to Section 16(b) of the Exchange Act (i.e., executive officers and directors of the Company) who do not elect otherwise, the fair market value measurement date for alternative minimum tax purposes will occur on the earlier of (i) the date the six-month Section 16(b) liability period ends or (ii) the date when a sale of the shares will not subject the optionee to suit under Section 16(b).


    If the optionee does not dispose of the Common Stock acquired upon exercise of the incentive stock option for at least two years from the date the incentive stock option is granted and at least one year after the Common Stock is issued to him, all gain subsequently realized upon the disposition of the Common Stock will be treated as long-term capital gain, and any loss will be treated as a long-term capital loss. If these holding periods are met, the company will not be entitled to any deduction on account of the grant or exercise of the incentive stock option.

    If the optionee disposes of the Common Stock acquired pursuant to the incentive stock option within either two years from the date of grant or one year from the date of exercise, then the optionee will realize ordinary income in the amount of the excess, if any, of the fair market value of the Common Stock on the date of exercise over the option price except that if his actual profit (amount realized less option price) is less and the disposition is a sale or exchange for which a tax loss, if sustained, would be permitted, only such actual profit will be included in ordinary income. The amount of additional gain realized, if any, on such disposition will be taxable as a long-term or short-term capital gain, depending upon the period the optionee has held the Common Stock. The company will be entitled to a deduction equal to the amount of ordinary income taxable to the optionee.

    Where, in an option exercise, the optionee tenders Common Stock as all or part of the purchase price, to the extent that the number of shares received does not exceed the number of shares surrendered, the optionee's tax basis and holding period for the shares received will be the same as those for the shares surrendered. The tax basis for the shares received in excess of the shares surrendered would equal any cash paid for them, and the holding period would commence on the day after the date of exercise of the incentive stock option. An optionee's use of stock acquired upon exercise of an incentive stock option as payment upon the exercise of an incentive stock option will be treated as a disqualifying, or early, disposition of such stock if the transferred stock is used prior to the date all applicable holding period requirements are satisfied. A disqualifying disposition of such stock would result in the recognition of ordinary income, but not any additional capital gain, and the tax basis of the number of shares received which is equal to the number of shares surrendered will be increased by the amount of ordinary income recognized.


    Subject to approval of shareholders, the Board of Directors has approved the adoption of the 1997 Plan. To be approved, this action must be authorized by a majority of the shares present at the meeting entitled to vote thereon. Shares which are voted against the approval of the 1997 Plan, shares the holders of which abstain from voting for the approval of the 1997 Plan and shares held in street name which are not voted on this proposal will not be counted in the total number of shares voted for the approval of the

Plan. Abstentions and votes against the approval of the 1997 Plan will be counted in the tabulation of the votes cast on this proposal; however, broker non-votes are not counted for purposes of determining whether this proposal has been approved.

    Management will present to the shareholders at the meeting the following resolution:

        "RESOLVED, that the adoption of the 1997 Stock Option Plan by the Company be and is hereby approved."

    Your Board of Directors recommends a vote FOR this proposal.

                       AUTHORIZATION OF ADDITIONAL SHARES


    The Company intends to authorize, subject to approval of shareholders, an additional 50,000,000 shares of Common Stock of the Company. The Company's Common Stock has been traded on the Nasdaq Stock Market since June 29, 1995. The Company does not presently have any plans to issue additional shares of Common Stock other than shares of Common Stock which may be issued upon exercise of existing options or options which may be granted in the future under the 1990 Plan, 1994 Plan or 1997 Plan, if the 1997 Plan is approved by shareholders, the Management Incentive Stock Program or under the 1996 Employee Stock Purchase Plan. Further authorization for the issuance of such shares of Common Stock will not be solicited prior to issuance unless required to comply with applicable law, whether or not such shares are issued other than pursuant to such plans.



    The Company will receive, as consideration for the issuance of shares of Common Stock issued upon options granted under the 1990 Plan, 1994 Plan or 1997 Plan, cash or Common Stock or a combination thereof equal to the exercise price specified for such options; if all shares of Common Stock issued under options outstanding under the 1990 Plan, 1994 Plan and Management Incentive Stock Program were shares authorized hereunder, the Company would receive the aggregate exercise price for all such options, covering 3,297,520 shares of Common Stock, or $43,344,327. The purchase price for shares of Common Stock purchased under the 1996 Employee Stock Purchase Plan ("1996 Plan") is the lower of (i) 85% of the fair market value on the first day of each six-month offering period, or (ii) 85% of the fair market value of the Common Stock determined under the terms of the 1996 Plan as of the end of each month. The current offering period began on November 1, 1996, and the purchase price payable pursuant to (i) above is $21.356.


    Subject to approval of shareholders, the Board of Directors has approved the authorization of an additional 50,000,000 shares of Common Stock of the Company. To be approved, this action must be authorized by a majority of the shares outstanding entitled to vote thereon. Shares which are voted against the authorization of additional shares, shares the holders of which abstain from voting for the authorization of additional shares and shares held in street name which are not voted on this proposal will not be counted in the total number of shares voted for the approval of the proposal. Abstentions and votes against the authorization of additional shares will be counted in the tabulation of the votes cast on this proposal; however, broker non-votes are not counted for purposes of determining whether this proposal has been approved.

    Management will present to the shareholders at the meeting the following resolution:

        "RESOLVED, that the authorization of an additional 50,000,000 shares of Common Stock of the Company be and is hereby approved."

    Your Board of Directors recommends a vote FOR this proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth beneficial ownership of the Company's Common Stock at February 28, 1997 by (i) each stockholder known by the Company to be the beneficial owner of more than five percent of Common Stock, (ii) each Director of the Company, (iii) each named executive officer of the Company and
(iv) all executive officers and Directors of the Company as a group. Unless otherwise indicated, all shares are owned directly and the indicated owner has sole voting and dispositive power with respect thereto. Unless otherwise indicated, the address of each person is the Company's principal executive office.

                                                                                                    SHARES OF
                                                                                                 COMMON STOCK(1)
                                                                                             ------------------------
DIRECTORS, OFFICERS AND 5% STOCKHOLDERS                                                       NUMBER     PERCENTAGE
-------------------------------------------------------------------------------------------  ---------  -------------
The Carlyle Group L.P.(2)..................................................................  7,660,000         26.4%
Philip A. Odeen(3).........................................................................    350,488          1.2
Dr. William E. Sweeney, Jr.(4).............................................................    278,026            *
Earle C. Williams..........................................................................     94,712            *
William E. Conway, Jr......................................................................     83,618            *
Frank C. Carlucci(5).......................................................................     75,560            *
C. Thomas Faulders, III(6).................................................................     46,106            *
Roy V. Woodle(7)...........................................................................     39,498            *
Neil Goldschmidt...........................................................................     14,414            *
Dr. Jeanette Grasselli Brown...............................................................      3,956            *
William C. Hoover..........................................................................      1,400            *
Phillip R. Cox.............................................................................        482            *
Walther Leisler Kiep.......................................................................          0            *
Thomas G. Ricks............................................................................          0            *
All Directors and Executive Officers as a group (total 14 persons).........................    996,176          3.4%

------------------------

*   Less than 1% of the outstanding Common Stock.

(1) Pursuant to the regulations of the Securities and Exchange Commission (SEC), shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares whether or not such person has any pecuniary interest in such shares or the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(2) Includes 6,470,000 shares of Common Stock held by The Carlyle Partners Leveraged Capital Fund I, L.P. ("The Carlyle Fund"), 1,000,000 shares of Common Stock held by BDM Acquisition Partners II, L.P. ("BDM Partners II") and 190,000 shares of Common Stock held by BDM Acquisition Partners, L.P. ("BDM Partners"). Carlyle is the sole General Partner of The Carlyle Fund, BDM Partners II and BDM Partners. TWC Virginia, Inc. is the sole General Partner of Carlyle. Frank C. Carlucci is Chairman and a Managing Director and William E. Conway, Jr. is a Managing Director of Carlyle. Messrs. Carlucci and Conway are each Directors and shareholders of the Company.

(3) Includes 12,000 shares held by The Philip and Marjorie Odeen Charitable Remainder Unitrust, of which Mr. Odeen is the sole trustee. Also includes options to purchase 87,560 shares of Common Stock granted under the 1990 Plan which are currently exercisable.

(4) Includes 230,000 shares held by the William E. Sweeney, Jr. & Elizabeth W. Sweeney Revocable Trust, of which Dr. Sweeney and his wife are the sole trustees. Also includes options to purchase 46,000 shares of Common Stock granted under the 1990 Plan which are currently exercisable.

(5) Voting power for 75,560 of these shares is shared with Mr. Carlucci's wife.

(6) Includes options to purchase 7,500 shares and 11,580 shares of Common Stock granted under the 1990 Plan and 1994 Plan, respectively, which are currently exercisable.

(7) Includes options to purchase 13,746 shares and 2,500 shares of Common Stock granted under the 1990 Plan and 1994 Plan, respectively, which are currently exercisable.

    The Carlyle Fund, BDM Partners II and BDM Partners, three limited partnerships controlled by Carlyle, have, in the aggregate, 26.4% of the Company's voting power. Consequently, Carlyle will continue to exercise significant influence on the election of directors of the Company and the outcome of all matters submitted to a vote of the Company's shareholders, as well as on the Company's management, operations and policies.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table contains information on compensation for the years ended December 31, 1996, 1995, and 1994 paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company, other than the Chief Executive Officer, whose aggregate cash compensation exceeded $100,000 during such years (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM COMPENSATION
                                                      ANNUAL COMPENSATION                  ------------------------
                                      ---------------------------------------------------  RESTRICTED   SECURITIES
                                                                           OTHER ANNUAL       STOCK     UNDERLYING
PRINCIPAL POSITION                      YEAR      SALARY     BONUS(2)    COMPENSATION(3)    AWARDS(4)     OPTIONS
------------------------------------  ---------  ---------  -----------  ----------------  -----------  -----------
Philip A. Odeen.....................       1996  $ 498,077   $ 350,000      $      -0-      $     -0-       40,000
  President and Chief Executive            1995    400,000     300,000             -0-            -0-       40,000
  Officer                                  1994    400,000     175,000             -0-            -0-       20,000

C. Thomas Faulders, III(1)..........       1996    302,083     140,000             -0-            -0-       30,000
  Executive Vice President,                1995    183,333     175,000             -0-        431,000       60,000
  Treasurer and Chief Financial            1994        N/A         N/A             N/A            N/A          N/A
  Officer

William C. Hoover(1)................       1996    181,684     150,000             -0-      1,118,500      100,000
  Executive Vice President                 1995        N/A         N/A             N/A            N/A          N/A
                                           1994        N/A         N/A             N/A            N/A          N/A

Dr. William E. Sweeney..............       1996    249,792     160,000          99,937            -0-          -0-
  General Manager, IABG                    1995    240,000         -0-         177,973            -0-          -0-
                                           1994    241,258     145,000         116,551            -0-       20,000

Roy V. Woodle.......................       1996    260,000     131,000             -0-            -0-       10,000
  President and Chief Executive            1995    250,000     106,000             -0-            -0-       10,000
  Officer, Vinnell                         1994    250,000     106,000             -0-            -0-       10,000


                                          ALL OTHER
PRINCIPAL POSITION                     COMPENSATION(5)
------------------------------------  -----------------
Philip A. Odeen.....................      $  65,223
  President and Chief Executive              66,033
  Officer                                    66,033
C. Thomas Faulders, III(1)..........         11,125
  Executive Vice President,                     458
  Treasurer and Chief Financial                 N/A
  Officer
William C. Hoover(1)................          3,500
  Executive Vice President                      N/A
                                                N/A
Dr. William E. Sweeney..............          7,000
  General Manager, IABG                       5,933
                                              7,040
Roy V. Woodle.......................         57,200
  President and Chief Executive              62,720
  Officer, Vinnell                           60,834

------------------------

(1) Mr. Faulders joined the Company in April 1995. The bonus award shown for Mr. Faulders in 1995 includes a $25,000 bonus paid in connection with his employment. Mr. Hoover joined the Company in June 1996.

(2) Bonus awards are reflected in the year to which they are attributable and not the year in which they are actually paid.

(3) Fringe benefit amounts are omitted to the extent the aggregate value of such benefits is less than 10% of salary and bonus, or $50,000. The amounts shown for Dr. Sweeney reflects reimbursement of relocation and travel expenses, cost of living allowance, quarters allowance and exchange rate fluctuation allowance associated with his overseas assignment.


(4) Restricted stock awards were issued pursuant to the Management Incentive Stock ("MIS") Program under which certain members of management were granted options to purchase Common Stock at an exercise price of $0.01 per share. These options vest over a period greater than three years. The options are subject to forfeiture in the event certain tenure and, in part, certain Company performance criteria are not met. The amounts shown represent the full dollar value of the shares of Common Stock based on the closing market price on the date of grant, less the $.01 per share exercise price, regardless of whether the shares were actually purchased. At December 31, 1996, Messrs. Odeen, Faulders and Hoover, Dr. Sweeney and Mr. Woodle held 200,000, 50,000, 50,000, 175,000 and 10,000 shares of restricted Common
    Stock, respectively, worth $5,424,000, $1,356,000, $1,356,000, $4,746,000 and $271,200, respectively. The value of the Common Stock ownership at year-end is based on the last reported sale price of the Common Stock on December 31, 1996, as reported by Nasdaq Stock Market less the $.01 per share exercise price paid by the named executive officer upon purchase thereof. The shares of restricted stock are entitled to the same dividends as all other outstanding shares of Common Stock.


(5) Amounts shown for 1996 include the dollar value of the life insurance premiums paid on behalf of Messrs. Odeen, Faulders and Hoover, Dr. Sweeney and Mr. Woodle for the last fiscal year, which amounts are $6,500, $9,625, $3,500, $5,500 and $5,616, respectively. Amounts shown for 1996 also include $1,500 of employer matched salary deferral contributions to the 401(k) Savings Plan for each of Messrs. Odeen and Faulders, Dr. Sweeney and Mr. Woodle. The amount shown for 1996 for Mr. Woodle includes a contribution of $11,520 on his behalf to the Vinnell Corporation Retirement Plan (the "Vinnell Plan"), a defined contribution money purchase plan. The amounts shown for 1996 for Messrs. Odeen and Woodle also include a contribution of $57,223 and $44,000, respectively, to a defined contribution supplemental executive retirement plan ("SERP") on their behalf.

    The following table sets forth information regarding grants of stock options by the Company during the fiscal year ended December 31, 1996 to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                             ---------------------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                              NUMBER OF      % OF TOTAL                     MARKET                      AT ASSUMED ANNUAL RATES
                             SECURITIES        OPTIONS        EXERCISE       PRICE                    OF STOCK PRICE APPRECIATION
                             UNDERLYING      GRANTED TO        OR BASE     ON GRANT                         FOR OPTION TERM
                               OPTIONS      EMPLOYEES IN        PRICE        DATE      EXPIRATION   -------------------------------
NAME                           GRANTED       FISCAL YEAR       ($/SH)       ($/SH)        DATE         0%         5%         10%
---------------------------  -----------  -----------------  -----------  -----------  -----------  ---------  ---------  ---------
Philip A. Odeen............      40,000(1)             4%     $   17.75    $   17.75      2/23/06         -0-  $ 446,515  $1,131,557
C. Thomas Faulders, III....      30,000(1)             3%         17.75        17.75      2/23/06         -0-    334,886    848,668
William C. Hoover..........     100,000(1)            10%        22.375       22.375       6/3/06         -0-    760,580  1,218,198
                                 50,000(2)             5%          0.01       22.375       7/3/00   $1,118,500 1,265,512  1,427,583
Dr. William E. Sweeney.....         -0-(1)             0%           N/A          N/A          N/A         -0-        -0-        -0-
Roy V. Woodle..............      10,000(1)             1%         17.75        17.75      2/23/06         -0-    111,629    282,889

------------------------

(1) Included in the above options granted in 1996 are 70,000 options granted under the 1990 Plan and 110,000 options granted under the 1994 Plan. All options granted in 1996 for the individuals listed above vest and become exercisable at the rate of 25% per year over the course of four years from the date of grant.


(2) Of the 50,000 management incentive stock options granted to Mr. Hoover, 41,116 were issued under the 1994 Plan and 8,884 were issued under the MIS Plan. Options for 12,500 shares of Common Stock become exercisable in each of June 1997, 1998, 1999 and 2000.


    In March 1997, the Company granted options to purchase an aggregate of 120,000 shares of Common Stock to the Named Executive Officers.

    The following table provides information regarding the exercise of options during the fiscal year ended December 31, 1996 by the Named Executive Officers:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                   NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED              IN-THE-MONEY
                                      SHARES                        OPTIONS AT FY-END              OPTIONS AT FY-END
                                    ACQUIRED ON      VALUE     ----------------------------  ------------------------------
NAME                                 EXERCISE     REALIZED(3)  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(4) EXERCISABLE(4)
---------------------------------  -------------  -----------  -------------  -------------  ---------------  -------------
Philip A. Odeen..................       22,000(1)    492,250        84,060         63,940      $ 1,207,698     $ 1,478,303
C. Thomas Faulders, III..........          -0-(1)        -0-        76,320         13,680        1,138,170         253,080
                                        12,500(2)    295,250        37,500            -0-        1,017,000             -0-
                                        ------    -----------  -------------       ------    ---------------  -------------
                                        12,500       295,250       113,820         13,680        2,155,170         253,080
William C. Hoover................          -0-(1)        -0-       100,000            -0-          475,000             -0-
                                           -0-(2)        -0-        50,000            -0-        1,356,000             -0-
                                        ------    -----------  -------------       ------    ---------------  -------------
                                           -0-           -0-       150,000            -0-        1,831,000             -0-
Dr. William E. Sweeney...........       18,000(1)    441,000         6,666         39,334          140,819         904,931
Roy V. Woodle....................       40,254(1)  1,007,939        20,832          7,914          302,889         160,621

------------------------

(1) Option activity and/or status of options granted under the 1990 Plan and 1994 Plan.

(2) Option activity and/or status of options granted under the MIS Program.

(3) The values disclosed in this column are based on the fair market value of the Common Stock on the date of exercise less the exercise price.

(4) The values disclosed in these columns are based on the last reported sales price of the Common Stock on December 31, 1996, as reported by the Nasdaq Stock Market.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    For fiscal years 1996, the Compensation Committee of the Board of Directors made all determinations with respect to executive officer compensation. Messrs. Carlucci and Conway and Dr. Brown, each a Director of the Company, served as members of the Compensation Committee in 1996. The Company is not aware of any Compensation Committee interlocks.

    Messrs. Carlucci and Conway are Chairman and Vice Chairman of the Company, respectively, shareholders of the Company and Managing Directors of Carlyle. Mr. Conway owns more than 10% of the capital stock of the general partner of Carlyle. Carlyle is the general partner of The Carlyle Fund, BDM Partners and BDM Partners II, shareholders of the Company.

    The Company has retained Carlyle to provide certain financial and investor-relations services, to assist management in evaluating corporate acquisition opportunities and financial strategies and to provide other similar services. In consideration of such services, the Company pays Carlyle an annual fee of $500,000 plus expenses, a portion of which is offset by the amount which ordinarily would be payable to Mr. Conway for services rendered in his capacity as Director of the Company. In addition, Carlyle serves as a financial advisor to the Company in connection with any acquisition, corporate reorganization, financing, stock offering or similar transaction by the Company, and has received fees commensurate with its services in connection with any such transaction. The Company paid Carlyle approximately $503,000, $506,000 and $505,000 for the provision of these services for the years ended December 31, 1996, 1995 and 1994, respectively.

                                RETIREMENT PLAN

    The BDM Retirement Plan (the "Retirement Plan") is a defined benefit plan funded entirely by the Company. The retirement benefit formula, coupled with expected benefits from Social Security, is designed to provide a defined level of income during retirement. Employees of BDM International, Inc. and its domestic affiliates, except for the MSC Division, Vinnell Corporation, The BDM Corporation of Saudi Arabia, BDM-Oklahoma, Inc. and IT Services Company, who complete a specified number of hours of employment in a plan year accrue benefit service under the Retirement Plan. Under the Retirement Plan, the normal retirement age is 60. Employees are eligible for early retirement at age 55, if they have completed 24 months of active, regular, full-time employment. Participants in the Retirement Plan are generally entitled upon retirement to a benefit equal to the sum of (a) for each year of benefit accrual service for plan years after December 25, 1989, 1.4% of annual compensation up to the 35-year average of the Social Security-covered compensation plus 1.82% of annual compensation in excess of the 35-year average of the Social Security-covered compensation, and (b) 1.333% of average annual compensation up to the 35-year average of the Social Security-covered compensation for 1989, plus 2% of the average annual compensation in excess of the 35-year average of the Social Security-covered compensation for 1989 multiplied by the number of years of benefit accrual service for plan years prior to December 26, 1989. The maximum number of years of benefit accrual service allowed in making the calculation is 20.

    The Company intends to supplement the benefit payments to Messrs. Odeen and Woodle under the Company's retirement plans through a defined contribution SERP. An annual contribution will be credited to accounts established in the Company for Messrs. Odeen and Woodle in the amounts of $57,223 and $44,000, respectively, which are expected to provide an actuarially determined benefit when Messrs. Odeen and Woodle reach the age of 65, that, when combined with the benefits from the Company's retirement plans, will equal $90,000.

    The Company intends to supplement the benefit payment to Messrs. Faulders and Hoover and Dr. Sweeney under the Retirement Plan through a defined benefit SERP to the extent necessary to ensure that such individuals who retire on or after their normal retirement age with 20 or more years of benefit service receive a stated target retirement benefit of 45% of average compensation for the five highest consecutive years of such individuals employment.

    The years of benefit accrual service under the Retirement Plan and the estimated maximum anticipated annual benefits at normal retirement date for the Named Executive Officers participating in the Retirement Plan, as of December 31, 1996, are presented in the table below. The estimated maximum anticipated annual benefits at normal retirement date for each of such officers who are participants in the SERP as of December 31, 1996 are also presented. In calculating benefits at retirement, annual earnings have been estimated based on no escalation of current plan year earnings. Benefit payments may be subject to a legislated ceiling at the time of retirement.

                                                                                    ESTIMATED ANNUAL
                                                                                    BENEFIT UNDER THE
                                                              CURRENT YEARS OF     BDM RETIREMENT PLAN       ESTIMATED
                                                 CURRENT       BENEFIT ACCRUAL    AT NORMAL RETIREMENT     ANNUAL BENEFIT
NAME                                             AGE(1)            SERVICE              (AGE 60)         UNDER THE SERP(3)
--------------------------------------------  -------------  -------------------  ---------------------  ------------------
Philip A. Odeen.............................           61                 5             $  17,263            $   62,300
C. Thomas Faulders, III.....................           47                 2                39,562               101,915
William C. Hoover...........................           47                 1                34,390                91,920
Dr. William E. Sweeney, Jr. ................           58                20                60,295                99,954
Roy V. Woodle(2)............................           61            N/A                   N/A                   47,464

------------------------

(1) As of December 31, 1996.

(2) Mr. Woodle does not participate in the Retirement Plan.

(3) Benefits for Messrs. Odeen and Woodle are calculated based on retirement at age 65. Benefits for Messrs. Faulders and Hoover and Dr. Sweeney are calculated based on retirement at age 60.

                               PERFORMANCE GRAPH

    The following graph shows changes over the past five-year period (the Common Stock of the Company was registered under Section 12(g) of the Exchange Act on April 29, 1994) in the value of $100 invested in: (1) BDM Common Stock; (2) the Standard & Poor's 500 Index; and (3) an industry group of 12 other information systems and technology services companies: American Management Systems, Inc., Analysis & Technology, Inc., Analysts International Corp., CACI International Inc., Computer Horizons Corp., Computer Sciences Corp., Computer Task Group, Inc., EDS Corp., Keane Inc., Logicon, Inc., Nichols Research Corp., and Systems and Computer Technology Corp. The values of each investment are based on share price appreciation plus dividends, with reinvestment of dividends. The calculations exclude trading commissions and taxes.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           BDM INTERNATIONAL, INC.   S&P 500    PEER GROUP
1991                        100.00     100.00        100.00
1992                        100.00     107.61        111.42
1993                        161.91     118.40        113.02
1994                        228.57     120.01        151.95
1995                        552.38     164.95        224.02
1996                       1033.33     202.73        272.83

                                                                                   FISCAL YEARS ENDED DECEMBER 31
                                                                         --------------------------------------------------
                                                                            1991         1992         1993         1994
                                                                            -----        -----        -----        -----
BDM International, Inc. ...............................................         100          100          162          229
S & P 500..............................................................         100          108          118          120
Industry Group.........................................................         100          111          113          152


                                                                            1995        1996
                                                                            -----     ---------
BDM International, Inc. ...............................................         552       1,033
S & P 500..............................................................         165         203
Industry Group.........................................................         224         273

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company is composed entirely of independent outside directors. The members of the Committee are Frank C. Carlucci, Chairman, William E. Conway, Jr. and Dr. Jeanette Grasselli Brown. Messrs. Carlucci and Conway have been members of the Committee since October 24, 1990, and Dr. Brown became a member of the Committee on May 10, 1996.

    The Committee has the following authority and responsibilities: reviewing and recommending to the Board the compensation of members of the Board of Directors of the Company; determining the compensation of the President, including fringe benefits and incentive compensation; reviewing and making recommendations concerning the compensation of all officers of the Company other than the President of the Company; and reviewing the compensation of all employees of any wholly owned subsidiary of the Company who are at an executive level in such subsidiary company.

    The Committee annually evaluates salary compensation and incentive compensation in the form of cash bonus awards and incentive stock options. Such evaluations are made following a review of the Company's financial performance, results of operations, contract awards and proposal activity, and the achievement of business goals. In order to ensure that BDM's salaries are competitive with the marketplace, the Company participates in five or six executive compensation surveys on an annual basis. By benchmarking its executive positions to the midpoint of related positions within the industry, the Company ensures that not only its salaries but its total compensation is competitive. This information is reviewed on an annual basis.

    Compensation is given to executive officers (including the named executive officers) in the form of salary, cash bonus incentive compensation awards, and stock option awards under the 1990 Plan, the 1994 Plan, and the vesting of Management Incentive Stock under the MIS Program (together, the "Plans"). As noted elsewhere in this Proxy Statement, receipt of shares under the MIS Program is dependent on the continued employment of such executives through the vesting dates of such shares and, in part, the Company meeting certain financial performance goals.

    The Plans are designed to allow certain key employees, upon whose efforts the Company is dependent for the successful conduct of its business, to derive financial benefit from the appreciation in the value of the Company's stock and to take a proprietary interest in the Company. The financial reward derived at the time of the sale of the shares should serve as an incentive for the employee to continue employment and increase his or her efforts. Stock options are designed to motivate, retain, and reward employees with meaningful financial gains, tied to Company performance, in exchange for a sustained (multi-year) contribution to the Company. The primary purpose of the cash bonus incentive program is to reward individual performance, in the context of the Company performance, evaluated over the last twelve months. Thus, cash bonuses are a short-term incentive program.

    Evaluation factors for 1996 incentives were as follows. With respect to cash bonus incentive compensation, awards were made on the basis of 1996 performance in the following key contribution areas, where appropriate: generating revenue, direct labor, and profit in accordance with individual projections and goals; developing new or expanded market positions; and capturing significant business that builds a new base for the future. The executives were also evaluated in terms of leadership and overall past performance in the following applicable areas: human resources development, including mentoring, training, meeting equal employment opportunity and affirmative action goals, and reducing turnover; teamwork and cooperation within the Company; resource management, including the human resources of his or her organizational unit, as well as the effective utilization of the Company's administrative resources; organizational effectiveness and discipline (meaning that their organization runs smoothly according to established Company policies and procedures); and overall effectiveness, both within the Company and externally with clients and the business community. Certain executives of the Company have a portion of their incentive compensation determined based on the financial and other performance of the Company as a whole.

    Awards of incentive stock options to executive employees for 1996 were based on current performance, as well as factors related to expected future performance and contributions to the Company. In addition to the specific performance and leadership evaluation, the full range of considerations included, where appropriate: the potential for increased contribution during 1997; the expected level of achievement and contribution in years after 1997; the contribution of the employee to the Company as a whole; the amount of incentive stock options and the Management Incentive Stock rights held by the employee relative to his or her peers; and the importance (motivational value) of incentive stock options to the employee.

    Philip A. Odeen was employed as President and Chief Executive Officer of the Company, effective May 1, 1992. The compensation of Mr. Odeen was initially determined by the Committee at the time of his employment with the Company. Mr. Odeen's annual salary was established at a rate of $400,000. The Committee determined to increase Mr. Odeen's annual salary to $500,000 effective January 1, 1996. His incentive compensation related to 1996, in the form of a cash bonus approved February 21, 1997, and incentive stock options granted March 3, 1997, was based on the Company's performance in 1996. See Summary Compensation Table above.

                                          Compensation Committee

                                          Dr. Jeanette Grasselli Brown
                                          Frank C. Carlucci
                                          William E. Conway, Jr.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Subject to shareholders' approval, the Board of Directors has appointed Coopers & Lybrand as the Company's independent accountants for the year ending December 31, 1997. Such reappointment is recommended by the Audit and Ethics Committee.

    Management will present to the meeting the following resolution:

        "RESOLVED, that the appointment by the Board of Directors of the firm Coopers & Lybrand as independent accountants for the year ending December 31, 1997, be and is hereby approved."

    Your Board of Directors recommends a vote FOR this proposal.

    A representative of Coopers & Lybrand is expected to attend the Annual Meeting of Shareholders, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE



    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC on Forms 3, 4 and 5 and to furnish to the Company copies of all such reports. Based solely on its review of the copies of such forms received by it, the Company believes that during fiscal 1996, Messrs. Faulders and Woodle each submitted late one Form 4. The Form 4 submitted by Mr. Faulders reported late one acquisition of Common Stock. The Form 4 submitted by Mr. Woodle reported late two acquisitions and one disposition of Common Stock.


                                 OTHER BUSINESS

    The Company is not aware of any business or matter to be presented at the Annual Meeting of Shareholders other than as stated herein.

                            MANNER OF VOTING PROXIES

    The shares represented by all valid proxies that are received prior to the vote at the meeting will be voted in the manner specified on the proxies. Where specific choices are not indicated, the shares represented by all valid proxies that are received will be voted: (a) FOR the nominees for director named earlier in this Proxy Statement, (b) FOR the approval of the 1997 Stock Option Plan, (c) FOR the approval of an increase in the authorized number of shares of the Company and (d) FOR approval of the appointment of Coopers & Lybrand as independent accountants for the year ending December 31, 1997. If any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

                                 OTHER MATTERS

    Proxies may be solicited by directors, officers, and employees by mail, telephone, telegraph, or in person, and solicitation costs will be paid by the Company. Copies of this Proxy Statement and of the 1996 Annual Report to Shareholders will be supplied by the Company to brokers, dealers, banks, and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and the Company will reimburse such record holders for their reasonable expenses in connection therewith. Returned proxies will be processed and tabulated under the supervision of independent Inspectors of Election.

                           1998 SHAREHOLDER PROPOSALS

    In order for shareholder proposals to be eligible for inclusion in the Company's Proxy Statement for the 1998 Annual Meeting of Shareholders, they must be received by the Company at its principal office, 1501 BDM Way, McLean, Virginia 22102-3204, by December 13, 1997.

                            BDM INTERNATIONAL, INC.
                             1997 STOCK OPTION PLAN

    1.  CREATION AND PURPOSE.

    a. BDM International, Inc. (the "Company") hereby creates this 1997 Stock Option Plan (the "Plan") and reserves from the authorized but unissued shares of its Common Stock, par value $.01 per share (the "Common Stock"), a total of 1,250,000 shares (the number of such shares being subject to adjustment as provided in Paragraph 11 hereof) for issuance pursuant to the Plan, all on the terms hereinafter set forth.

    b. The purpose of the Plan is to provide to selected officers and key employees of the Company and its subsidiaries (as that term is defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code")) (the "Subsidiary Corporations"), upon whose efforts the Company is dependent for the successful conduct of its business, an opportunity to obtain a proprietary interest in the Company, to increase such proprietary interest, or to benefit from the appreciation in the value of the Company's Common Stock, all of which will serve as an incentive to such employees to continue and increase their efforts as employees and to remain in the employ of the Company and its Subsidiary Corporations. The Plan will provide a means whereby (i) employees of the Company may purchase shares of Common Stock pursuant to options which will qualify as "incentive stock options" (the "Incentive Options") under Section 422 of the Code or under any applicable successor statute and (ii) subject to the approval of the Compensation Committee, the issuance of non-qualified stock options (the "Non-Qualified Options" and, together with the Incentive Options, the "Options") under which employees may purchase shares of Common Stock.

    2.  ADMINISTRATION.

    a. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (or any successor committee appointed by and consisting of not less than three members of the Board of Directors of the Company). The Board may from time to time appoint members of the Compensation Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Compensation Committee. Any action of the Compensation Committee with respect to the administration of the Plan shall be taken by majority vote or written consent of a majority of its members.

    b. Subject to the terms and conditions of the Plan, the Compensation Committee shall have full and complete discretionary authority: (i) to construe and interpret the Plan; (ii) to define the terms used herein; (iii) to prescribe, amend, and rescind rules and regulations relating to the Plan; (iv) subject to the conditions set forth in the Plan, to determine the individuals, if any, to whom Options shall be granted (the "Optionees"), the time or times at which Options shall be granted, the period or periods of exercisability of each Option, the number of shares to be subject to each Option, and the Option price; and (v) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Compensation Committee shall be binding and conclusive on all Optionees and their legal representatives and beneficiaries.

    c. In making any determination as to the individuals to whom Options shall be granted under the Plan and as to the number of shares of Common Stock to be covered by such Options, the Compensation Committee shall take into account the duties of the respective individuals, their present and potential contributions to the success of the Company, and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

    d. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company, and no action taken by the Compensation Committee, shall entitle a person to receive or have a right to receive any Option unless and until the Optionee has executed a written incentive stock option agreement (the "Incentive Stock Option Agreement") with respect to Incentive Options or a written non-qualified stock option agreement (the "Non-Qualified Stock Option

Agreement" and, together with the Incentive Stock Option Agreement, the "Stock Option Agreements") with respect to Non-Qualified Options.

    3.  ELIGIBILITY; PARTICIPATION; SPECIAL LIMITATIONS.

    a. Officers and key employees of the Company or of any of its Subsidiary Corporations, including directors who are employees (within the meaning of Section 422 of the Code), shall be eligible for selection to participate in the Plan; provided, however, that the Board of Directors of the Company may determine by resolution, in its discretion, employees or classes of employees who shall not be eligible to participate in the Plan. Eligibility of officers to participate in the Plan shall be limited to those officers who are employees of the Company within the meaning of Section 422 of the Code. No person who is a member of the Compensation Committee shall be eligible, nor shall such person have been eligible at any time within one year prior to his appointment to the Committee, to receive Options under the Plan. An individual who has been granted an Option may, if he is otherwise eligible, be granted additional Options if the Compensation Committee shall so determine.

    b. In no event, however, shall an Incentive Option be granted (i) to the extent that the aggregate fair market value of Common Stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year (under all incentive stock option plans of the Company and its affiliates), exceeds $100,000 (determined as of the time such options are granted); or (ii) to any person who then owns (as that term is defined in
Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiary Corporations, unless the option price for such Incentive Option as determined under Paragraph 4 hereof, is at least 110% of the fair market value of the stock subject to the Incentive Option as of the date of grant and unless the time during which such Incentive Option may be exercised does not exceed five years from the date of the grant thereof.

    4.  PURCHASE PRICE.

    The purchase price of the Common Stock covered by each Option shall be determined by the Compensation Committee, but, with respect to Incentive Options, shall not be less than 100% of the fair market value of such Common Stock on the date the Incentive Option is granted, and in any event not less than the par value of the Common Stock. For purposes of this Plan the term "fair market value" shall be defined as the highest closing price of the Common Stock on any national stock exchange or exchanges on which the Company's stock is traded on the date the Incentive Option is granted or if no sale of the Common Stock shall have been made on any exchange on that date, then on the next preceding day on which there was a sale of such stock. If the "fair market value" cannot be determined as set forth above, the Compensation Committee shall determine the "fair market value" pursuant to the provisions set forth in
Section 422 of the Code and the regulations promulgated thereunder.

    5.  TERM DURING WHICH OPTIONS MAY BE GRANTED.

    Except as may otherwise be provided in a Non-Qualified Stock Option Agreement, no Option may be granted (a) more than ten years after the earlier of
(i) the date the Plan is adopted by the Board of Directors, or (ii) the date the Plan is approved by the shareholders of the Company, or (b) after the date on which Options granted to all Optionees shall equal 1,250,000 shares of Common Stock (the number of such shares being subject to adjustment as provided in Paragraph 11 hereof). If an Option shall expire or terminate without having been exercised in full, any shares of Common Stock covered by that Option which are not purchased may be added to the shares otherwise available for Options to be granted pursuant to the Plan.

    6.  EXERCISE OF OPTIONS WHICH HAVE BEEN GRANTED.

    a. Options granted pursuant to the Plan may be exercised within the periods and in the increments determined by the Compensation Committee and as stated in the Stock Option Agreement; provided, however, that, except as otherwise provided in a Non-Qualified Stock Option Agreement, no Option shall be exercisable more than ten years from the date it is granted (or five years in the case of an Incentive Option granted to a person who then owns stock constituting more than 10% of the total combined voting power of all classes of stock of the Company as more fully set forth in Paragraph 3b(ii)). No Options may be exercised unless and until:

    (i) except as otherwise provided in Paragraphs 8 and 9 hereof or in the Non-Qualified Stock Option Agreement, the Optionee has been continuously employed by the Company or a Subsidiary Corporation from the date such Options are granted through the date of exercise;

    (ii) the Plan shall have been approved by the shareholders of the Company on or before February 21, 1998 (which date is twelve months from the date the Plan was adopted by the Company's Board of Directors); and

   (iii) a Registration Statement in effect under the Securities Act of 1993, as amended, relating to the shares of Common Stock issuable upon the exercise of Options contains a Prospectus which complies with the current information requirement of Section 10(a)(3) of such Act, or in the alternative, an opinion of counsel satisfactory to the Company has been received which states that such registration is not required.

    b. Except as may otherwise be provided in a Non-Qualified Stock Option Agreement, an Optionee or transferee of an Option may exercise an Option granted pursuant to the Plan by delivering to the Company, at its principal office, addressed to the attention of the controller of the Company, written notice of such exercise. Such written notice shall:

    (i) state the Optionee's election to exercise such Option and the number of shares of Common Stock being purchased thereby;

    (ii) be signed by the Optionee or other person or persons exercising such Option; and

   (iii) be accompanied by payment in cash or check or, to the extent permitted by law, by the surrender of shares of stock of the Company which are of the same class as the stock to be purchased, or any combination thereof, provided that the fair market value of the stock surrendered, together with the cash or check, shall have an aggregate fair market value equal to the option price of the stock to be purchased.

    c. An Optionee or transferee of an Option shall have no rights as a shareholder of the Company with respect to any shares covered by his Option until the date of the issuance of a stock certificate, if any, to him for shares of Common Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property), or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 11 hereof.

    7.  CHANGE OF POSITION; DISCLAIMER OF RIGHTS.

    Except as otherwise provided in a Non-Qualified Stock Option Agreement, any change of an Optionee's duties or positions with the Company or any of its Subsidiary Corporations shall not affect his right to exercise Options granted pursuant to the Plan; provided, however, that no provision in the Plan or any Option shall be construed to confer upon the Optionee any right to be employed by the Company or any Subsidiary Corporation, or to interfere in any way with the right and authority of the Company or any Subsidiary Corporation either to increase or decrease the compensation of the Optionee, at any time, or to terminate any relationship or employment between the Optionee and the Company or any Subsidiary Corporation.

    8.  TERMINATION OF OPTIONEE'S EMPLOYMENT.


    Except as otherwise provided in a Non-Qualified Stock Option Agreement, if an Optionee ceases to be employed by the Company or a Subsidiary Corporation for whatever reason, then subject to the provisions of Paragraph 9 hereof, the Optionee shall be entitled to exercise any Option, to the extent his right to exercise such Option had accrued at the date of termination of employment and had not previously been exercised (i) for a period of ninety (90) days after he ceases to be employed by the Company or a Subsidiary Corporation in the event of his involuntary termination other than for cause or (ii) for a period of thirty
(30) days after he ceases to be employed by the Company or a Subsidiary Corporation in the event of his voluntary resignation (but in no event shall such Option be exercisable beyond the period specified in Paragraph 6a hereof). Except as otherwise provided in a Non-Qualified Stock Option Agreement, in the event that the Optionee terminates employment on or after age fifty-five (55) other than for cause, the Optionee shall have the option to convert his Options to Non-Qualified Stock Options to the extent his right to exercise such Option had accrued at the date of termination of employment and had not previously been exercised, on the same terms and conditions, provided, however, the Options shall be exercisable at any time during the remaining term of the Option (but in no event shall such Option be exercisable beyond the period specified in Paragraph 6a hereof).


    9.  TOTAL DISABILITY OR DEATH.

    a. Except as otherwise provided in the last sentence of Paragraph 8 of this Plan or in a Non-Qualified Stock Option Agreement, if the Optionee terminates employment with the Company or a Subsidiary Corporation as the result, in the sole judgment of the Compensation Committee, of his becoming totally disabled, the Optionee shall be entitled to exercise any Option to the extent his right to exercise such Option had accrued at the date of termination of employment and had not previously been exercised, for a period of six months after such termination (but in no event shall such Option be exercisable beyond the period specified in Paragraph 6a hereof).

    b. Except as otherwise provided in a Non-Qualified Stock Option Agreement, if the Optionee should die either (i) while employed by the Company or any of its Subsidiary Corporations; or (ii) within ninety (90) days following the termination of such employment (six months if termination of employment is governed by Paragraph 9a), then the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution shall be entitled to exercise the Option to the extent his right to exercise such Option had accrued at the date of termination of employment and had not previously been exercised, for a period of six months from the date of such death (but in no event shall such Option be exercisable beyond the period specified in Paragraph 6a hereof).

    10. NON-TRANSFERABILITY OF OPTIONS.

    An Option granted pursuant to the Plan shall not be transferable by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, in all events, shall be exercisable during his lifetime only by the Optionee, and after his death, only by the person or persons to whom the rights under such Options pass by will or by the laws of descent and distribution as provided in Paragraph 9, all in accordance with the provisions of the Plan.

    11. STOCK ADJUSTMENTS.

    a. If as a result of any reclassification, stock dividend, stock split, or reverse stock split to holders of record on or after the effective date of the Plan, the outstanding shares of the Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares, or securities of the Company, then:

    (i) The total number of shares which may be purchased upon exercise of Options granted under the Plan shall be correspondingly adjusted by the Company and there shall be a corresponding proportionate adjustment of the purchase price per share of shares subject to Options so that in the aggregate the purchase price shall be the same as the aggregate purchase price of the shares subject to Options immediately prior to any such reclassification, stock dividend, stock split, or reverse stock split; and

    (ii) The number and class of shares available under the Plan in the aggregate shall be correspondingly adjusted by the Company.

    b. Upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is the surviving corporation, any Option granted pursuant to the Plan shall apply to the securities to which a holder of shares of Common Stock would have been entitled, with appropriate adjustments as to the number of shares and prices.

    c. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation (each such event a "Corporate Transaction"), then the exercisability of the Options at the time outstanding under the Plan and not then otherwise fully exercisable shall be accelerated so that during the ten (10) business day period immediately prior to the specified effective date for the Corporate Transaction, each such Option shall become fully exercisable for up to the total number of shares of Common Stock purchasable under such Option and may be exercised for all or any portion of the shares for which the Option is so accelerated, provided, however, that the exercise of any accelerated Option shall remain subject to the limitations of Paragraph 3. Upon the consummation of the Corporate Transaction, all outstanding Options under the Plan shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be exercisable.

    d. Adjustments under this Paragraph 11 shall be made by the Board of Directors of the Company whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive; provided, however, that no adjustment shall be made in a manner so as to constitute a modification of the Plan as that term is defined in Section 424 of the Code. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

    12. AMENDMENT AND TERMINATION OF PLAN.

    a. The Board of Directors of the Company may at any time suspend or terminate the Plan. The Board may also at any time amend or revise the terms of the Plan or any Option granted under the Plan, provided that no such amendment or revision shall:

    (i) increase the maximum number of shares in the aggregate which may be sold pursuant to the Options granted under the Plan (except as permitted under the provisions of Paragraph 11 hereof);

    (ii) change the minimum purchase price set forth in Paragraph 4 hereof (except as permitted under the provisions of Paragraph 11 hereof);

   (iii) increase the maximum period of Options provided for in Paragraph 6a hereof; or

    (iv) permit the granting of Options to anyone other than as provided in Paragraph 3 hereof.

    b. No amendment, suspension, or termination of the Plan shall:

    (i) result in the disqualification of any Incentive Option granted pursuant to the Plan as an incentive stock option under Section 422 of the Code; or

    (ii) subject to Paragraph llc hereof, without the consent of the Optionee, alter or impair any rights or obligations under any Option granted under the Plan.

    13. FEES AND EXPENSES.

    The Company will pay any and all fees and expenses necessarily incurred by the Company in connection with the administration of the Plan.

    14. ADOPTION AND EFFECTIVENESS OF PLAN.

    The Plan has been adopted by resolution of the Company's Board of Directors on February 21, 1997, and shall be effective as of such date or a subsequent date set forth in such resolution, subject to approval by the holders of a majority of the outstanding shares of Common Stock of the Company as set forth in Paragraph 6a(ii). Prior to such shareholder approval, Options may be granted under the Plan, but any such Option by its terms shall not be exercisable prior to such approval. If the Plan is not approved by the shareholders of the Company, the Plan shall terminate, and all Options granted under the Plan shall terminate and become null and void.

    15. NO OBLIGATION TO EXERCISE OPTION.

    The granting of an Option shall impose no obligation on the Optionee to exercise such Option.

    IN WITNESS WHEREOF, the Company has caused the Plan to be duly executed by
its officers as of the     day of February 1997.

SEAL

Attest:                                        BDM INTERNATIONAL, INC.

--------------------------------------------   --------------------------------------------
John F. McCabe                                 Philip A. Odeen
Corporate Vice President,                      President and Chief Executive Officer
Secretary, and General Counsel

/X/  Please mark your
     votes as in this
     example

     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR proposals 2, 3 and 4.

   The Board of Directors recommends a vote FOR election of directors and
                      FOR proposals 2, 3 and 4.

                                  FOR   WITHHELD
1. Election of Director's        /  /     /  /
   (see reverse)

For, except vote withheld from the following nominee(s):

---------------------------------------------------------
                                       FOR   AGAINST  ABSTAIN
2. Approval of 1997 Stock              /  /    /  /     /  /
   Option Plan
                                       FOR   AGAINST  ABSTAIN
3. Approval of increase in             /  /    /  /     /  /
   number of authorized shares
   of the Company

                                       FOR   AGAINST  ABSTAIN
4. Approval of Appointment of         /  /    /  /     /  /
   Independent Accountants

SIGNATURE(S)                                           DATE
            ----------------------------------------       -------------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

                    DIRECTIONS TO BDM INTERNATIONAL, INC. FROM:

AIRPORTS:

Dulles International Airport
Dulles Toll Road East to Exit 8 (Spring Hill Road). After toll, right on Spring Hill Road. Left at first light onto Jones Branch Drive; Fairfax Building is one-half mile on the left.

National Airport
George Washington Parkway (9 miles) to McLean Exit onto Route 123 South, continue towards Tysons Corner (5.5 miles). Right at light next to Tysons Corner Center onto Tysons Boulevard. Right onto Galleria Drive. Right onto Jones Branch Drive; Fairfax Building is one mile on the right.

MARYLAND POINTS NORTH:

Beltway
I-495 to Exit 11B (Route 123 South-Tysons Corner). Right at first light onto Tysons Boulevard. Right onto Galleria Drive. Right onto Jones Branch Drive; Fairfax Building is one mile on the right.

VIRGINIA:

McLean
Route 123 South. Right at light next to Tysons Corner Center onto Tysons Boulevard. Right onto Galleria Drive. Right onto Jones Branch Drive; Fairfax Building is one mile on the right.

Fairfax and Vienna
Route 123 North. Left at light next to Tysons Corner Center onto Tysons Boulevard. Right onto Galleria Drive. Right onto Jones Branch Drive; Fairfax Building is one mile on right.

Richmond and Points South
I-95 North to I-495 North to Exit 11B (Route 123 South-Tysons Corner). Right at first light onto Tysons Boulevard. Right onto Galleria Drive. Right onto Jones Branch Drive; Fairfax Building is one mile on the right.

WASHINGTON, DC:

Downtown
I-66 West to Exit 67 (Dulles Airport) to Exit 10A (Tysons
Corner-Route 123 South). Right at light next to Tysons Corner Center onto Tysons Boulevard. Right onto Galleria Drive. Right onto Jones Branch Drive; Fairfax Building is one mile on the right.

BDM Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders to be held on Friday, May 9, 1997

PROXY

The undersigned hereby constitutes and appoints Philip A. Odeen and John F. McCabe, and each of them, his or her true and lawful agents and proxies with full powers of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of BDM INTERNATIONAL, INC. to be held at the headquarters of the Company, 1501 BDM Way, McLean, Virginia, on Friday, May 9, 1997, at 10:00 a.m., and at any adjournments thereof, on all matters coming before said meeting.

Election of Directors, Nominees:

Dr. Jeanette Grasselli Brown       Walther Leisler Kiep
Frank C. Carlucci                  Philip A. Odeen
William E. Conway, Jr.             Thomas G. Ricks
Phillip R. Cox                     Dr. William E. Sweeney, Jr.
Neil Goldschmidt                   Earle C. Williams

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies named above cannot vote your shares unless you sign and return this card.